UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009

Worldwide Energy and Manufacturing USA, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	77-0423745 (IRS Employer Identification No.)

408 N Canal St., South San Francisco, CA 94080
(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 794-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 10, 2009, the management of Worldwide Energy and Manufacturing USA, Inc. concluded that its financial statements for the year ended December 31, 2008, which are included in its Form 10-K for the year ended December 31, 2008, did not properly account for certain items as of December 31, 2008 and for the year then ended in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon. In particular, the following items were not properly accounted for:

	PRIOR Dec. 31, 2008	REVISED Dec. 31, 2008	CHANGE

ASSETS
Prepaid & other assets	$ 451,770	$ 206,770	($ 245,000)
Total current assets	$ 14,905,221	$ 14,660221	($ 245,000)
Intangible Assets	$ 1,101,000	$ 1,386,714	$ 285,714
Total Assets	$ 19,092,295	$ 19,133,009	$ 40,714

EXPENSES
Acquisition Costs Payable	$ 0	$ 285,714	$ 285,714
Total Current Liabilities	$ 6,622,731	$ 6,908,445	$ 285,714
Total Liabilities	$ 7,619,830	$ 7,905,544	$ 285,714

RETAINED EARNING/EQUITY
Retained Earning	$ 4,259,533	$ 4,018,969	($ 240,564)
Accum. Other Comprehensive Income	$ 491,914	$ 487,478	($ 4,436)
Total Shareholder Equity	$ 10,859,826	$ 10,614,826	($ 218,000)
Total Liabilities/Equity	$ 19,092,295	$ 19,133,009	$ 40,714

INCOME STATEMENT
Loss on Disposal	$ 0	($ 101,982)	($ 101,982)
Gain on Disposal	$ 138,582	$ 0	($ 138,582)
Total other expenses	($ 237,750)	($ 478,314)	$ 240,564
Income-cont. oper before taxes	$ 1,540,038	$ 1,299,474	($ 240,564)
Income before/minority inter.	$ 1,472,718	$ 1,232,154	($ 240,564)
Income from Cont. Oper.	$ 1,456,875	$ 1,216,311	($ 240,564)
Net Income	$ 1,459,260	$ 1,218,696	($ 240,564)
Foreign currency translation	$ 196,689	$ 192,253	($ 4,436)
Comprehensive Income	$ 1,655,949	$ 1,410,949	($ 245,000
EPS Continuing Oper.	.53	.45	(.08)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

23.1 Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date:  August 18, 2009

/s/ Jimmy Wang

Jimmy Wang, Chief Executive Officer